KELLOGG COMPANY
BYLAWS
(Amended as of February 19, 2016)
ARTICLE I
OFFICES
SECTION 1.    OFFICES. The registered office of the Corporation, and the registered agent of the Corporation in Delaware, shall be as described in the Corporation’s Amended Restated Certificate of Incorporation, as amended or restated from time to time (the “Certificate of Incorporation”). The address of the registered office, and such registered agent, may be changed from time to time by the Board of Directors. The Corporation may also have an office in the City of Battle Creek, State of Michigan, and also offices at such other places as the Board of Directors may designate from time to time, or as the business of this Corporation may require.
ARTICLE II
SHAREOWNERS
SECTION 1.    ANNUAL MEETINGS. The Annual Meeting of Shareowners of this Corporation (the “Annual Meeting”) may be held either within or without the State of Delaware at a time, on a date and at a place (if any) to be designated by the Board of Directors. In lieu of holding an Annual Meeting at a designated place, the Board of Directors may, in its sole discretion, determine that any such Annual Meeting may be held solely by means of remote communication.
SECTION 2.    SPECIAL MEETINGS. Special meetings of the shareowners may be held on such date, at such time, and at such place (if any) either within or without the State of Delaware and may be called (i) by such number of Directors constituting not less than two−thirds of the Full Board (as such term is defined in Article NINTH of the Certificate of Incorporation), or (ii) by the Chairman of the Board, or in such officer’s absence or incapacity, by a Vice Chairman, or in such officer’s absence or incapacity, by the Chairman of the Nominating and Governance Committee. In lieu of holding a special meeting of shareowners at a designated place, the person calling such meeting may, in his or her sole discretion, determine that any such special meeting may be held solely by means of remote communication.
SECTION 3.    VOTES. Each shareowner shall be entitled to one (1) vote for each share of common stock held on all matters to be voted upon. Each shareowner entitled to vote shall be entitled to vote in person or by proxy (and may authorize another person to act as such proxy in such ways, such as electronic transmission, as are permitted under Delaware law), but no proxy shall be voted or acted on after three (3) years from its date unless said proxy provides for a longer period. Any copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original meeting or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, except where otherwise required by law, the Certificate of Incorporation, these Bylaws, or the Board of Directors, may be by a voice vote.
SECTION 4.    QUORUM. At any meeting at which the holders of common stock shall be entitled to vote, the holders of a majority of the outstanding shares of common stock entitled to vote at such meeting and present in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative act of a majority of the shares represented at the meeting and entitled to vote shall be the act of the shareowners, except (i) Directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote in the election of Directors or (ii) as may otherwise be provided by Delaware law, these Bylaws or the Certificate of Incorporation. In the absence of a quorum at any shareowners meeting, the holders of common stock present at such meeting may adjourn the meeting from time to time without any notice other than an announcement at the meeting. The presiding chairman at the meeting may also adjourn the meeting from time to time, whether or not a quorum is present, without further notice and without providing notice of the time and place of the adjourned meeting, except to the extent required by law. At any such adjourned meeting at which a quorum shall be present, any business which may have been transacted at the originally notified meeting may be transacted. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareowner’s notice as described under Article II, Sections 11 and 12 of these Bylaws. Any previously scheduled meeting of shareowners may be postponed or cancelled by resolution of the Board upon public notice given prior to the previously scheduled time.
SECTION 5.    SHAREOWNER LIST; STOCK LEDGER. A complete list of the shareowners entitled to vote at any meeting of shareowners, arranged in alphabetical order, showing the address and the number of shares registered in the name of each shareowner (but no electronic contact information), shall be prepared by the Secretary of the Corporation. Such list shall be open to the examination of any shareowner, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareowners of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareowner who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareowner during the whole time of the meeting on a reasonable accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only (and conclusive) evidence as to who are the shareowners entitled to examine the stock ledger, the list required by this Section, the books of the Corporation, to vote in person or by proxy at any meeting of shareowners, or otherwise to exercise or possess the rights of shareowners, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, any share on the part of any other person, whether or not it shall have notice thereof, except as expressly provided by Delaware law.
SECTION 6.    CONSENTS TO CORPORATE ACTION. [Deleted]
SECTION 7.    ATTENDANCE TO CONSTITUTE WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 8.    RECORD DATE. In order that the Corporation may determine the shareowners entitled to notice of or to vote at any meeting of shareowners, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 days nor less than 10 days before the date of any meeting of shareowners, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareowners entitled to notice of or to vote at a meeting of shareowners shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareowners entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution providing for such action. A determination of shareowners of record entitled to notice of or to vote at a meeting of shareowners shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
SECTION 9.    CHAIRMAN OF MEETING. The Chairman of the Board of Directors or, in such officer’s absence or incapacity, a Vice Chairman, shall preside at all meetings of the shareowners. In the absence or inability to act of the Chairman and the Vice−Chairman, the Chairman of the Nominating and Governance Committee shall preside. The Secretary shall act as secretary of each meeting of the shareowners. In the event of his or her absence or inability to act, the chairman of the meeting shall appoint a person who need not be a shareowner to act as secretary of the meeting.
SECTION 10.    CONDUCT OF MEETINGS. Meetings of shareowners shall be presided over by the presiding chairman, whose rulings on procedural matters shall be final. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareowners as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding chairman shall have the exclusive right and authority to prescribe such rules, regulations, and procedures (including, but not limited to, determination of the order of business) and to do all such acts as in the judgment of such presiding chairman, are appropriate for the proper conduct of the meeting. No matter shall be considered at a meeting of shareowners unless upon a motion duly made and seconded. Unless, and to the extent determined by the Board of Directors or the presiding chairman of the meeting, meetings of shareowners shall not be required to be held in accordance with rules of parliamentary procedure.
SECTION 11.    ADVANCE NOTICE OF SHAREOWNER NOMINATIONS; INCLUSION OF SHAREOWNER DIRECTOR NOMINATIONS IN THE CORPORATION’S PROXY MATERIALS.
(a)    Unless otherwise required by applicable law or the Certificate of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting or at any special meeting of shareowners of the Corporation called for the purpose of electing Directors and must be:
(i)    expressly specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors;
(ii)    otherwise made by or at the direction of the Board of Directors;
(iii)    otherwise properly made by any shareowner of the Corporation who (A) is a shareowner of record at the time of giving of notice provided for in this Section 11, on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 11 as to such nomination; or
(iv)    otherwise properly made by any Eligible Shareowner (as defined in Section 11(c) below) whose Shareowner Nominee (as defined in Section 11(c) below) is included in the Corporation’s proxy materials for the relevant Annual Meeting pursuant to Section 11(c).
Clauses (iii) and (iv) shall be the exclusive means for a shareowner to make director nominations; only such persons who (A) are nominated in accordance with the procedures and have satisfied the conditions set forth in clauses (iii) or (iv) and (B) are in compliance with the applicable requirements of these Bylaws shall be eligible to be elected as directors at an annual or special meeting of shareowners and, if properly elected, to serve as directors.

(b)    For a nomination to be properly made by a shareowner pursuant to Section 11(a)(iii):
(i)    The shareowner must, in addition to any other applicable requirements, have given timely notice thereof in writing to the Secretary. To be timely for nominations pursuant to Section 11(a)(iii), a shareowner’s notice must be received by the Secretary at the principal executive offices of the Corporation by the close of business: (A) in the case of an Annual Meeting, no fewer than 90 days nor more than 120 days before the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or the Annual Meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, to be timely a shareowner’s notice must be received by the Secretary by the close of business on the 10th day following the day on which a public announcement (as defined below) with respect to the date of such meeting is first made by the Corporation; and (B) in the case of a special meeting called for the purpose of electing Directors, not later than the close of business on the later of (1) the 60th day prior to the date of such meeting or (2) the close of business on the 10th day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation.
(ii)    To be in proper form, a shareowner’s notice to the Secretary required by Section 11(b)(i) of this Article II must set forth:
(A)    as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareowner, as they appear on the Corporation’s books, and of such beneficial owner;
(B)    as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and including any interests described below held by any member of such shareowner’s or beneficial owner’s immediate family sharing the same household, as of the date of such shareowner’s notice (which information shall be confirmed or updated, if necessary, by such shareowner and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date) set forth: (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (as defined below) and owned of record by such shareowner and beneficial owner, (2) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the Corporation (each, a “Derivative Security”), which are, directly or indirectly, beneficially owned by such shareowner and beneficial owner, (3) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance−based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareowner or beneficial owner has a right to vote any shares or other securities of the Corporation, (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareowner or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such shareowner or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, and (7) a description of all agreements, arrangements and understandings between such shareowner or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities;
(C)    as to each person whom the shareowner proposes to nominate for election or re−election to the Board of Directors, (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareowner and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S−K (or successor regulation) if the shareowner making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (3) a completed and signed questionnaire, representation and agreement required by Section 11(d) of this Article II;
(D)    as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (1) a statement as to whether either such shareowner or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to elect such shareowner’s nominees and/or otherwise to solicit proxies from shareowners in support of such nomination, and (2) any other information relating to such shareowner or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and
(E)    a representation that the shareowner is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination.
(c)    This Section 11(c) shall be the exclusive means for shareowners to include nominees for election as a director of the Corporation in the Corporation’s proxy statement and on its form of proxy for an Annual Meeting. For avoidance of doubt, the provisions of this Section 11(c) shall not apply to a special meeting of shareowners, and the Corporation shall not be required to include a director nominee of a shareowner or any other person in the Corporation’s proxy statement or form of proxy for any special meeting of shareowners.
(i)    Subject to the provisions of these Bylaws, the Corporation shall include in its proxy statement and on its form of proxy for an Annual Meeting, the name of, and shall include in any such proxy statement the Additional Information (as defined below) relating to, any eligible person nominated for election as a director of the Corporation (a “Shareowner Nominee”) by any shareowner or group of no more than 20 shareowners that satisfies the requirements of this Section 11(c) (such person or group, an “Eligible Shareowner”) and that includes in the written notice required by this Section 11(c) (the “Notice of Proxy Access Nomination”) a written statement requesting to have its nominee included in the Corporation’s proxy materials. For purposes of this Section 11(c), “Additional Information” shall consist of (A) information concerning the Shareowner Nominee and the Eligible Shareowner that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act and/or the rules and regulations promulgated thereunder and (B) if the Eligible Shareowner so requests, a statement set forth in the Notice of Proxy Access Nomination for inclusion in the proxy statement in support of such nomination pursuant to Section 11(c)(vi)(E) (subject, without limitation, to Section 11(c)(viii)).
(ii)    The Corporation shall not be required to include in any proxy materials for an Annual Meeting a number of Shareowner Nominees greater than 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to this Section 11(c) (the “Proxy Access Nomination Deadline”), rounded down to the nearest whole number but not less than two (the “Maximum Number of Nominees”). Notwithstanding the foregoing, the Maximum Number of Nominees shall be reduced by the number of (A) Shareowner Nominees that are subsequently withdrawn by an Eligible Shareowner or that the Board of Directors itself decides to nominate at such annual meeting of shareowners, (B) incumbent directors who were Shareowner Nominees at any of the preceding three Annual Meetings, and (C) director candidates for which the Corporation shall have received a notice (whether or not subsequently withdrawn) pursuant to Section 11(a)(iii) hereof that a shareowner intends to nominate a candidate for director at the Annual Meeting and such shareowner does not expressly request at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 11(c). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Proxy Access Nomination Deadline but prior to the date of the applicable Annual Meeting, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number of Nominees shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareowner Nominees submitted by Eligible Shareowners pursuant to this Section 11(c) exceeds the Maximum Number of Nominees, each Eligible Shareowner shall select one Shareowner Nominee for inclusion in the Corporation’s proxy statement until the Maximum Number of Nominees is reached, going in the order of the amount (greatest to least) of voting power of the Corporation’s common stock entitled to vote on the election of directors beneficially owned by each such Eligible Shareowner as disclosed in the Notice of Proxy Access Nomination submitted to the Corporation. If the Maximum Number of Nominees is not reached after each Eligible Shareowner has selected one Shareowner Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Maximum Number of Nominees is reached. If any Shareowner Nominee selected pursuant to such determination later (X) withdraws from the election (or his or her nomination is withdrawn by the Eligible Shareowner) or (Y) is determined not to satisfy the requirements of this Section 11(c), no other nominee or nominees (other than any Shareowner Nominees already determined to be included in the Corporation’s proxy materials who continue to satisfy the requirements of this Section 11(c)) shall be included in the Corporation’s proxy materials or otherwise be eligible for election pursuant to this Section 11(c).
(iii)    In order to make and sustain a nomination pursuant to this Section 11(c) and in order for such nomination to be voted upon, (A) an Eligible Shareowner must have owned at least 3% of the Corporation’s outstanding common stock as of the most recent date for which the total number of outstanding shares of the Corporation’s common stock is disclosed in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination (the “Required Shares”), (B) the Eligible Shareowner must have continuously owned the Required Shares for a period of three years as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 11(c) and the record date for determining the shareowners eligible to vote at the applicable Annual Meeting and (C) the Eligible Shareowner must continue to own the Required Shares through such Annual Meeting date. Each of the shareowners in a group collectively comprising an Eligible Shareowner must also have been a shareowner continuously during such three year periods. For purposes of this Section 11(c), an Eligible Shareowner shall be deemed to “own” only those outstanding shares of the Corporation’s common stock as to which the shareowner possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareowner or any of its affiliates in any transaction that has not yet settled or closed, including any short sale, (2) borrowed by or on behalf of such shareowner or any of its affiliates for any purposes or purchased by such shareowner or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by or on behalf of such shareowner or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such shareowner’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareowner or any of its affiliates. Notwithstanding the foregoing, an Eligible Shareowner “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareowner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareowner’s ownership of shares shall be deemed to continue during any period in which the shareowner has (Y) loaned such shares, provided that such shareowner has the power to recall such shares on not more than five business days’ notice (and holds any voting power over such shares) and holds such voting power through the date of applicable the Annual Meeting or (Z) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement, provided that such shareowner has the power to revoke such delegation at any time without condition and has revoked such delegation as of the record date for the applicable Annual Meeting. The terms “owned,” “ownership,” “owning” and other variations of the word “own” shall have correlative meanings.
(iv)    For the purpose of calculating the number of shareowners that constitutes an “Eligible Shareowner” for purposes of this Section 11(c), a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, (or any successor rule) (a “Qualifying Fund”) shall be treated as one shareowner, provided that (1) each fund included with a Qualifying Fund otherwise meets the requirements set forth in this Section 11(c) and (2) such group of funds shall provide, together with the Notice of Proxy Access Nomination, documentation evidencing such group’s status as a Qualifying Fund. No shareowner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Shareowner, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership of shares of common stock of the Corporation. In the event of a nomination pursuant to this Section 11(c) by a group of shareowners, each provision in this Section 11(c) that requires the Eligible Shareowner to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareowner that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet any other conditions; provided, however, that the requirement to own the Required Shares shall apply to the ownership of the group in the aggregate. Should any shareowner withdraw from, or be deemed ineligible to participate in, a group constituting an Eligible Shareowner at any time prior to the applicable Annual Meeting, such group shall only be deemed to own the shares held by the remaining members of the group. A breach of any obligation, agreement, representation or warranty under this Section 11(c) by any member of a group constituting an Eligible Shareowner shall be deemed a breach by all members of the group constituting the Eligible Shareowner.
(v)    The Eligible Shareowner must, in addition to any other applicable requirements, have given timely notice thereof in writing to the Secretary. To be timely for nominations pursuant to Section 11(c), an Eligible Shareowner’s Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation by the close of business no more than 150 days nor fewer than 120 days before the first anniversary of date on which the Corporation first mailed its proxy materials for the prior year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held in the previous year or the Annual Meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, then, to be timely an Eligible Shareowner’s Notice of Proxy Access Nomination must be received by the Secretary by the close of business no more than 150 days prior to the applicable Annual Meeting nor fewer than the later of 120 days prior to the applicable Annual Meeting and the 10th day following the day on which a public announcement with respect to the date of such meeting is first made by the Corporation. In no event shall the adjournment or postponement of an Annual Meeting (or any public announcement thereof) commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination.
(vi)    To be in proper form, the Notice of Proxy Access Nomination shall set forth or be submitted with the following:
(A)    a copy of the Schedule 14N relating to the Shareowner Nominee that has been or concurrently is filed with the Securities and Exchange Commission in accordance with Rule 14a-18 under the Exchange Act (or any successor rule thereto);
(B)    written notice of nomination of the Shareowner Nominee, which notice includes the following additional information, agreements, representations and warranties by the Eligible Shareowner: (1) all information that would be required from nominating shareowners and proposed nominees with respect to the nomination of directors pursuant to Section 11(b)(ii) hereof, as if the nomination of the Shareowner Nominee were being submitted pursuant to Section 11(a)(iii); (2) the details of any relationship that existed within the three years preceding the submission of the Notice of Proxy Access Nomination and that would have been required to be described pursuant to Item 6(e) of Schedule 14N (or any successor item) if such relationship existed on the date of the submission of the

Schedule 14N; (3) a description of any agreement, arrangement or understanding with respect to the nomination between or among such shareowner and/or any beneficial owner, if any, on whose behalf the nomination is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) the details of any position of the Shareowner Nominee as an employee, officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) or significant supplier or customer of the Corporation within the three years preceding the submission of the Notice of Proxy Access Nomination; (5) a representation and warranty that the Eligible Shareowner (a) acquired the Required Shares in the ordinary course of business and neither acquired, nor is holding, such shares for the purpose or with the effect of influencing or changing control of the Corporation; (b) has not engaged in, and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the applicable Annual Meeting, other than with respect to nominees of such Eligible Shareowner or the Board of Directors; (c) has not nominated and will not nominate for election to the Board of Directors any person other than the Shareowner Nominee(s); (d) agrees to comply with all laws, rules and regulations applicable to the use, if any, of soliciting material; (e) will provide facts, statements and other information in all communications with the Corporation and its shareowners that are or will be, as applicable, true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (f) meets the eligibility requirements set forth in these Bylaws; and (g) will maintain qualifying ownership of the Required Shares at least through the date of the applicable Annual Meeting; (6) a representation and warranty that, within five business days after each of the date of the Notice of Proxy Access Nomination and the record date for the applicable Annual Meeting, the Eligible Shareowner will provide documentary evidence from each record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) evidencing the continuous ownership by the Eligible Shareowner of the Required Shares for at least three years as of the date of the Notice of Proxy Access Nomination and the record date, respectively; (7) a representation and warranty that the Shareowner Nominee: (a) qualifies as independent (including with respect to all committees of the Board of Directors) under the listing standards and rules of each exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors; (b) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (c) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (d) meets the director qualification requirements set forth in Section 11(d) of these Bylaws; and (e) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareowner Nominee; (8) a representation and warranty that the Schedule 14N relating to the Shareowner Nominee and provided in accordance with Section 11(c)(vi)(A) is accurate and complete, and fully complies with the requirements of Schedule 14N under the Exchange Act; and (9) a representation and warranty that the Shareowner Nominee’s candidacy will not and, if elected, the Shareowner Nominee’s membership on the Board of Directors would not, violate applicable state or federal law or the listing standards or rules of any exchange upon which the Corporation’s common stock is listed;
(C)    an executed agreement pursuant to which the Eligible Shareowner agrees: (1) to comply with all applicable laws, rules, regulations and listing standards in connection with the nomination, solicitation and election of the Shareowner Nominee; (2) to file any written solicitation or other communication with the Corporation’s shareowners relating to one or more of the Corporation’s directors or director nominees or any Shareowner Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (3) to refrain from distributing any form of proxy for the applicable Annual Meeting other than the form distributed by the Corporation; (4) to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Eligible Shareowner with the Corporation, its shareowners or any other person in connection with the nomination or election of directors, including the Notice of Proxy Access Nomination; (5) to indemnify and hold harmless (such indemnity and hold harmless to be provided jointly and severally with all other group members, in the case of a group member) the

Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to any nomination, solicitation, or other activity by the Eligible Shareowner in connection with its efforts to elect a Shareowner Nominee pursuant to this Section 11(c); (6) in the event that any information included in the Notice of Proxy Access Nomination, or any other communication by the Eligible Shareowner (including with respect to any group member), with the Corporation, its shareowners or any person in connection with the nomination or election of directors ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Eligible Shareowner (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareowner Nominee from its proxy materials pursuant to this Section 11(c);
(D)    an executed agreement pursuant to which the Shareowner Nominee consents to being named in the Corporation’s proxy statement and form of proxy (and will not agree to be named in any other person’s proxy statement or form of proxy with respect to the applicable Annual Meeting) as a nominee and to serving as a director of the Corporation if elected, and represents and agrees that such Shareowner Nominee meets the director qualification requirements set forth in Section 11(d) of these Bylaws;
(E)    if desired, a statement for inclusion in the proxy statement in support of the Shareowner Nominee’s candidacy, provided that such statement (1) shall not exceed 500 words, (2) shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and (3) is provided at the same time as the relevant Notice of Proxy Access Nomination; and

(F)    in the case of a nomination by a group constituting an Eligible Shareowner, the designation by all group members of one group member as the exclusive member to interact with the Corporation on behalf of all members of the group for purposes of this Section 11(c) and to act on behalf of and bind all group members with respect to matters relating to the nomination, including withdrawal of the nomination.
The information, statements, representations, undertakings, agreements, documents and other obligations required by this Section 11(c)(vi) shall be provided (1) with respect to and executed by each group member, in the case of a group, and (2) with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of an Eligible Shareowner or group member that is an entity. The Notice of Proxy Access Nomination shall be deemed submitted on the date on which all information and documents referred to in this Section 11(c)(vi) (other than such information and documents explicitly contemplated in this Section 11(c)(vi) to be provided after the date the Notice of Proxy Access Nomination) have been delivered to, or, if sent by mail, received by the Secretary at the principal executive offices of the Corporation.
(vii)    Notwithstanding any other provision of these Bylaws, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Shareowner and/or Shareowner Nominee, including any information provided to the Corporation with respect to the foregoing.
(viii)    Notwithstanding anything to the contrary, the Corporation may omit from its proxy materials any information not timely provided in accordance with these Bylaws or any information that is provided pursuant to this Section 11(c), including all or any portion of the statement in support of the Shareowner Nominee included in the Notice of Proxy Access Nomination, to the extent that: (A) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (B) the inclusion of such information in the proxy materials would otherwise violate any applicable law, rule or regulation.
(ix)    Notwithstanding anything to the contrary in this Section 11(c), the Corporation shall not be required to include in its proxy materials any Shareowner Nominee or information concerning such Shareowner Nominee, nor shall a vote be required to occur with respect to any such Shareowner Nominee at any such meeting (notwithstanding that proxies in respect of such vote may have been received by the Corporation), if:

(A)    the Shareowner Nominee or the Eligible Shareowner has engaged in or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) in support of the election of any individual as a director at the applicable Annual Meeting other than a nominee of the Board of Directors and other than a nominee of such Eligible Shareowner as permitted by this Section 11(c);
(B)    if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) in support of the election of any individual as a director at the applicable Annual Meeting other than a nominee of the Board of Directors and other than as permitted by this Section 11(c);
(C)    the Shareowner Nominee’s nomination or election to the Board of Directors would cause the Corporation to be in violation of the Corporation’s Bylaws or Certificate of Incorporation, the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, or any applicable law, rule or regulation;
(D)    the Shareowner Nominee was nominated for election to the Board of Directors pursuant to this Section 11(c) at one of the Corporation’s two preceding Annual Meetings and either withdrew or became ineligible or unavailable or did not receive a number of votes cast in favor of his or her election at least equal to 25% of the shares present in person or by proxy and entitled to vote at such meeting;
(E)    the Shareowner Nominee is or has been within the past three years, an employee, officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or any other applicable competition law;
(F)    the Shareowner Nominee is subject to any order of the type specified in Rule 506(d) of regulations promulgated under the Securities Act of 1933;
(G)    the Eligible Shareowner has failed to continue to satisfy the eligibility requirements described in Section 11(c)(iii), any of the representations and warranties made in the Notice of Proxy Access Nomination is not or ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Shareowner Nominee becomes unwilling or unable to serve on the Board of Directors, or any violation or breach occurs of the obligations, agreements, representations or warranties of the Eligible Shareowner or the Shareowner Nominee under this Section 11(c);
(H)    the Shareowner Nominee is not independent (including with respect to any committees of the Board of Directors) under the listing standards or rules of any exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; or
(I)    the Eligible Shareowner or, in the case of a nomination by a group, the designated lead group member, fails to appear at the applicable Annual Meeting to present any nomination submitted by such shareowner or group pursuant to this Section 11(c).
In addition, any Eligible Shareowner (or any member of a group constituting an Eligible Shareowner) whose Shareowner Nominee is elected as a director at an Annual Meeting will not be eligible to nominate or participate in the nomination of a Shareowner Nominee for the following two Annual Meetings.
(x)    The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 11(c) and to make any and all determinations necessary or advisable to apply this Section 11(c) to any persons, facts or circumstances, including the power to determine: (A) whether a person or group of persons qualifies as an Eligible Shareowner; (B) whether outstanding shares of the Corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 11(c); (C) whether any and all requirements of this Section 11(c) have been satisfied, including a Notice of Proxy Access Nomination; (D) whether a person satisfies the qualifications and requirements to be a Shareowner Nominee; and (E) whether inclusion of the Additional Information in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations and listing standards. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the Corporation and all record or beneficial owners of stock of the Corporation.
(d)    To be eligible to be a nominee for election or re−election as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(b) or Section 11(c), as applicable, of this Article II) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question or issues or questions generally (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable law and publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to Section 11(b) or Section 11(c), a person must not be a named subject of a criminal proceeding (excluding traffic violations and other minor offenses) pending as of the date the Corporation first mails to the shareowners its notice of meeting that includes the name of the nominee and, within ten years preceding such date, must not have been convicted in such a criminal proceeding.
(e)    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation (consistent with the rules of the Securities and Exchange Commission and with any director independence standards set forth in the Corporation’s corporate governance), or that in the Board’s discretion could be material to a reasonable shareowner’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.
SECTION 12.    ADVANCE NOTICE OF SHAREOWNER PROPOSALS FOR BUSINESS.
(a)    Only such business shall be conducted before a meeting of shareowners as shall have been properly brought before such meeting. To be properly brought before a meeting of shareowners, business (other than the nomination of Directors) must be: (i) expressly specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by any shareowner of the Corporation who (A) is a shareowner of record at the time of giving of notice provided for in this Section 12, on the record date for the meeting and at the time of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 12 as to such business.
(b)    For any business to be properly brought before a meeting by a shareowner pursuant to this Section 12, the shareowner must, in addition to any other applicable requirements, have given timely notice thereof in writing to the Secretary and any such proposed business must be a proper matter for shareowner action. To be timely, a shareowner’s notice must be received by the Secretary at the principal executive offices of the Corporation by the close of business: (i) in the case of an Annual Meeting, by the deadline set forth in Section 11(b)(i)(A) of this Article II; and (ii) in the case of a special meeting, by the deadline set forth in Section 11(b)(i)(B) of this Article II.
(c)    To be in proper form, a shareowner’s notice to the Secretary pursuant to Section 12(b) of this Article II must set forth as to each matter the shareowner proposes to bring before the Annual Meeting: (i) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information called for by Section 11(b)(i) and Section 11(b)(ii) of this Article II; (ii) a brief description of (A) the business desired to be brought before such meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (B) the reasons for conducting such business at the meeting and (C) any material interest of such shareowner or beneficial owner in such business, including a description of all agreements, arrangements and understandings between such shareowner or beneficial owner and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the shareowner; (iii) as to the shareowner giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, (A) a statement as to whether either such shareowner or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from shareowners in support of such proposal and (B) any other information relating to such shareowner or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) a representation that the shareowner is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business.
SECTION 13.    ADVANCE NOTICE IN GENERAL.
(a)    Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding chairman of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon.
(b)    Notwithstanding Section 11 and Section 12 of this Article II, a shareowner shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 or Section 12 of this Article II. Nothing in these Bylaws shall be deemed to affect any rights of shareowners to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a−8 under the Exchange Act.
(c)    In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareowner’s notice as described under Article II, Sections 11 and 12 of these Bylaws.
(d)    For the avoidance of doubt, (i) Section 11 of this Article II shall be the exclusive means for a shareowner to nominate persons for election as Directors of the Corporation and (ii) Section 12 of this Article II shall be the exclusive means for a shareowner to submit business (other than matters properly brought under Rule 14a−8 under the Exchange Act and included in the Corporation’s notice of meeting) for consideration by the shareowners at a meeting of shareowners of the Corporation.
(e)    For purposes of these Bylaws: (i) “beneficially owned” (and phrases of similar import), when referring to shares owned by a person, shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d−3 and 13d−5 under the Exchange Act and the rules and regulations promulgated thereunder, including shares which are beneficially owned, directly or indirectly, by any other person with which such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the capital stock of the Corporation; and (ii) “publicly announced” and “public announcement” shall mean disclosure by the Corporation in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
SECTION 14.    INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors, by resolution, shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents, or representatives, to act at the meetings of shareowners and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareowners, the presiding officer of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The presiding chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareowners will vote at a meeting.
SECTION 15.    NOTICE OF MEETINGS AND RECORD DATE. The Corporation shall give notice of any annual or special meeting of shareowners. Notices of meetings of the shareowners shall state the place, if any, date, and hour of the meeting, and means of remote communication, if any, by which shareowners and proxyholders may be deemed to be present in person and vote at such meeting. The business transacted at an Annual Meeting shall be limited to that which is brought: (i) pursuant to the Corporation’s notice with respect to that meeting; (ii) by or at the direction of the Board of Directors; or (iii) by a shareowner who complies with the applicable provisions of these Bylaws. In the case of a special meeting, the notice shall state the purpose of purposes for which the meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting. Unless otherwise provided by applicable law or the Certificate of Incorporation, notice shall be given to each shareowner entitled to vote at such meeting not fewer than ten days or more than sixty days before the date of the meeting. Notice to shareowners may be given by writing in paper form or solely in the form of electronic transmission as permitted by this Section. If given by writing in paper form, notice may be delivered personally, may be delivered by mail, or with the consent of the shareowner entitled to receive notice, may be delivered by facsimile telecommunication or any of the other means of electronic transmission. If mailed, such notice shall be delivered by postage−prepaid envelope directed to each shareowner at such shareowner’s address as it appears in the records of the Corporation. Any notice to shareowners given by the Corporation shall be effective if delivered or given by a form of electronic transmission to which the shareowner to whom the notice is given has consented. Notice given pursuant to this Section shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the shareowner has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareowner has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the shareowner of such specific posting, upon the later of such posting or the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareowner. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of shareowners need not be given to any shareowner if waived by such shareowner either in a writing signed by such shareowner or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareowner.
SECTION 16.    REMOTE COMMUNICATION. For purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareowners and proxyholders may, by means of remote communication: (i) participate in a meeting of shareowners; and (ii) be deemed present in person and vote at a meeting of shareowners whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareowner or proxyholder; (b) the Corporation shall implement reasonable measures to provide such shareowners and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareowners, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareowner or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
ARTICLE III
DIRECTORS
SECTION 1.    MEMBERSHIP. The number of Directors of this Corporation shall be not less than seven (7) nor more than fifteen (15), the exact number of Directors to be fixed from time−to−time by a resolution adopted by not less than two−thirds of the Full Board. Directors shall be divided into three classes, as nearly equal in number as possible, with a term of office of three years, one class to expire each year. At each Annual Meeting, the class of Directors whose terms of office shall expire at such time shall be elected as provided in these Bylaws to hold office for terms expiring at the third Annual Meeting following their election and until a successor shall be elected and shall qualify. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareowner who complies with Article II, Section 11 of these Bylaws, the Certificate of Incorporation and Delaware law.
SECTION 2.    VACANCIES. Subject to the rights of the holders of any particular class or series of equity securities of this Corporation, (i) newly created directorships resulting from any increase in the total number of authorized Directors may be filled by the affirmative vote of not less than two−thirds of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular of special meeting of the Board of Directors, or by a plurality vote of the shareowners at any meeting of shareowners, and (ii) any vacancies on the Board of Directors resulting from death, resignation (by written or electronic transmission), retirement, disqualification, removal from office or other cause may be filled only by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors. Any Director elected to fill a vacancy described in clause (ii) shall be of the same class as his or her predecessor.
SECTION 3.    PLACE OF MEETINGS. The Directors may hold their meetings at such place or places as they may, from time−to−time, determine.
SECTION 4.    REGULAR MEETINGS. Regular meetings may be called by the Chairman of the Board, or in such officer’s absence or incapacity, by a Vice Chairman, or in such officer’s absence or incapacity, by the Chairman of the Nominating and Governance Committee or not less than six (6) Directors. Notice may also be given at an earlier Board meeting (by approval of a resolution or otherwise), in which case no further notice shall be required. The Board of Directors may provide, by resolution, the time and place for the holding of different or additional regular meetings or the cancellation of a regular meeting(s), without notice other than such resolution.
SECTION 5.    SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in such officer’s absence or in capacity, by a Vice Chairman, or in such officer’s absence or incapacity, by the Chairman of the Nominating and Governance Committee or not less than six (6) Directors.
SECTION 6.    VOTES. Any member of the Board may require the ayes and noes to be taken on any questions and recorded on the minutes.
SECTION 7.    QUORUM. Except as herein otherwise specifically provided, a majority of the number of Directors constituting the Full Board, in the case of a meeting of the Board, and a majority of the number of Directors serving on a committee, in the case of a meeting of a committee, shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, unless by express provision of law, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the Directors present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present. A Director who is present at a regular or special meeting of the Board of Directors or a committee at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.
SECTION 8.    COMPENSATION OF DIRECTORS. Compensation of Directors shall be as determined by the Board upon recommendation of the Nominating and Governance Committee. Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of

Directors or any committee thereof. Subject to the requirements of applicable committee charters or legal or regulatory requirements, nothing contained herein shall be construed to preclude any Director from serving this Corporation in any other capacity and receiving compensation therefor.
SECTION 9.    NOTICES. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the call or notice, or waiver of notice of such meeting, unless specifically required by law, the Certificate of Incorporation or these Bylaws. Notice of any regular (if required) or special meeting of the Board of Directors (or any committee thereof) may be given as provided in Article III, Section 4 or Article IV, Section 1 or verbally in person, verbally by telephone (including by leaving verbal notice on a message or recording device), or in writing. If in writing, notice shall be delivered personally, by mail, by facsimile transmission (directed to the facsimile transmission number for which the Director has consented to receive notice), by telegram, by electronic mail (directed to such electronic mail address to which the Director has consented to receive notice), or by other form of electronic transmission pursuant to which the Director has consented to receive notice. If notice is given verbally in person, verbally by telephone, or in writing by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the Director has consented to receive notice, then such notice shall be given on not less than twenty−four hours’ notice to each Director. If written notice is delivered by mail, then it shall be given on not less than three (3) calendar days’ notice to each Director. Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any Director if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held or if or she shall sign the minutes or attend the meeting, except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director.
SECTION 10.    ACTIONS BY BOARD OR COMMITTEE. Unless otherwise provided by the Certificate of Incorporation or these Bylaws: (i) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or any committee thereof, as the case may be, consent thereto (a) in writing, or (b) by electronic transmission, and the writing or writings or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee (with such filing to be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form); provided; however, that such electronic transmission or transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmission were authorized by the Director; and (ii) members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
ARTICLE IV
COMMITTEES
SECTION 1.    EXECUTIVE COMMITTEE; ALL COMMITTEES. There may be an Executive Committee of two or more Directors, including the Chairman of the Board, designated by resolution of the Board of Directors. During the intervals between meetings of the Board, the members of such Committee, who shall be requested to do so, shall advise and aid the officers in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, or as authorized by such Committee’s charter. The Board may delegate to such Committee authority to exercise all powers of the Board, except those powers specifically excluded from committees by Section 141(c)(2) of the Delaware General Corporation Law and except the power to authorize the issuance of stock of this Corporation while the Board is not in session. The Executive Committee, and all other committees designated by the Board of Directors, may meet at stated times or as indicated in resolutions approved by the Board of Directors or the applicable committee or in a notice transmitted to all committee members by any member, and each such committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as provided in its charter or when otherwise required. Except to the extent provided in the Certificate of Incorporation of these Bylaws, any member of any committee may be removed from such committee with or without cause, at any time, by the Board of Directors at any meeting thereof. The Board of Directors may designate one or more Directors as alternate members of any committee to replace any absent or disqualified member. Vacancies in the membership of any such committee shall be filled by the Board of Directors. In the absence or disqualification of a member of any such committee, the member or members of the committee present at a meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of each such absent or disqualified member. Each such committee shall also determine the other procedural rules for meeting and conducting its business.
SECTION 2.    AUDIT COMMITTEE. There shall be an Audit Committee of three or more Directors designated by resolution of the Board of Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Audit Committee’s charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
SECTION 3.    COMPENSATION AND TALENT MANAGEMENT COMMITTEE. There shall be a Compensation and Talent Management Committee of three or more Directors designated by resolution of the Board of Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Compensation and Talent

Management Committee’s charter. The Committee and its members shall generally perform such duties and exercise such power as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
SECTION 4.    MANUFACTURING COMMITTEE. There may be a Manufacturing Committee of two or more Directors designated by resolution of the Board of Directors or provided in its charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
SECTION 5.    NOMINATING AND GOVERNANCE COMMITTEE. There shall be a Nominating and Governance Committee of three or more Directors designated by resolution of the Board of Directors or provided in its charter, with each of such Directors to meet the requirements provided in the Nominating and Governance Committee’s charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
SECTION 6.    SOCIAL RESPONSIBILITY AND PUBLIC POLICY COMMITTEE. There may be a Social Responsibility and Public Policy Committee of two or more Directors designated by resolution of the Board of Directors or provided in its charter. The Committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
SECTION 7.    OTHER COMMITTEES. The Board of Directors, by resolution, may dissolve existing committees and may designate additional committees, each of which shall consist of not less than one Director. Each such additional committee and its members shall generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time−to−time, including those described in its charter.
ARTICLE V
OFFICERS
SECTION 1.    OFFICERS. The officers of this Corporation shall be elected by the Board of Directors and shall consist of the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents, a Secretary, a Controller, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers (including but not limited to one or more Vice Chairmen of this Corporation) as shall, from time to time, be provided by the Board of Directors and who shall perform the usual duties pertaining to their respective offices, except as otherwise specifically provided in these Bylaws or by resolution of the Board of Directors. Unless the Board of Directors shall otherwise determine, the Chairman of the Board shall be the Chief Executive Officer of this corporation. One person may hold more than one office except that no person shall be both the President and a Vice President.

SECTION 2.    QUALIFICATIONS. No person shall be eligible to be Chairman of the Board who is not a Director. Persons who are not Directors or who are not shareowners shall be eligible for all other offices of this Corporation.
SECTION 3.    TERM OF OFFICE, RESIGNATIONS AND SALARIES. The officers shall be elected at the regular meeting of the Board of Directors on the day of, or the day immediately preceding, the Annual Meeting and shall hold office for one year and until their respective successors have been duly elected and qualified; provided, however, that any and all officers of this Corporation may resign at any time and shall be subject to removal at any time by an affirmative vote of Directors constituting not less than a majority of the Full Board or by action of the Chairman of the Board or Chief Executive Officer. Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board or Chief Executive Officer; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The salaries of the Chief Executive Officer and senior officers of the Corporation shall be fixed by, or at the direction of, the Board of Directors or the Compensation Committee from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a Director.
SECTION 4.    BONDS. The Directors may, by resolution, require any or all of the officers or employees to give bond to this Corporation with good and sufficient surety conditioned upon the faithful performance of their respective duties and offices.
SECTION 5.    CHAIRMAN OF THE BOARD AND VICE CHAIRMEN. The Chairman of the Board, if one is elected, shall, in addition to his duties as a Director of this Corporation, preside as Chairman at all meetings of the shareowners, of the Board of Directors, and of the Executive Committee. A Vice Chairman (if one or more is elected, in the order designated by the Board of Directors or the Chief Executive Officer) shall, in the absence of the Chairman of the Board, perform the duties of the Chairman of the Board provided for in this Section.
SECTION 6.    CHIEF EXECUTIVE OFFICER; PRESIDENT. The Chairman of the Board, unless otherwise designated by the Board of Directors, shall also be the Chief Executive Officer of this Corporation and shall have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall have general supervision of the operations of this Corporation subject to the supervision of the Chairman of the Board, except that, if the Chairman of the Board shall not also have been designated Chief Executive Officer, or in the absence or incapacity of the Chairman of the Board who has been so designated, the President shall be the Chief Executive Officer of this Corporation and have general supervision of the affairs of this Corporation, being responsible to the Board of Directors. The President shall, in the absence or incapacity of the Chairman and Vice Chairmen of the Board, perform the functions of the Chairman of the Board set forth in Section 5 of this Article V.
SECTION 7.    VICE PRESIDENTS. One or more of the Vice Presidents elected may be designated as Executive Vice Presidents. One or more of the Vice Presidents elected may be designated as Senior Vice Presidents. Each of the Vice Presidents, including the Executive Vice Presidents and the Senior Vice Presidents, shall perform such duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time−to−time. In the absence or disability of the Chairman, Vice Chairman and President, any of the Executive Vice Presidents designated by the Chief Executive Officer or the Board of Directors shall possess all the powers and may perform any of the duties of the President. In the absence or disability of the President and all of the Executive Vice Presidents, such of the Vice Presidents designated by the Chief Executive Officer or the Board of Directors, or in the absence or incapacity of those designated Vice Presidents, any other person(s) designated by the Chief Executive Officer shall possess all of the powers and may perform all of the duties of the President.
SECTION 8.    SECRETARY. The Secretary, or in his or her absence or unavailability, any Assistant Secretary, shall issue notices for meetings, shall keep their minutes, shall have charge of the corporate seal and corporate Minute Books, and shall make such reports and perform such other duties as are incident to his or her office or as are properly required of him or her by the Chief Executive Officer or the Board of Directors.
SECTION 9.    TREASURER. The Treasurer shall have custody of all monies and securities of this Corporation. He or she shall deposit or cause to be deposited monies or other valuable effects in the name and to the credit of the Corporation, shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to his or her office or that are properly required of him or her by the Board of Directors or the Chief Executive Officer. He or she shall give bond for the faithful performance of his or her duties in such sum and with such sureties, to the extent and as may be required of him or her by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall perform such duties and shall have such responsibilities as may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the Treasurer.
SECTION 10.    CONTROLLER. The Controller shall have custody of all the accounting records of this Corporation and shall keep regular books of account. The Controller shall be responsible for maintaining the Corporation’s accounting records and statements and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Controller also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made. He or she shall sign or countersign such instruments as require his or her signature and shall perform all duties incident to this office or that are properly required of him or her by the Board of Directors, or the Chief Executive Officer.
SECTION 11.    DELEGATION. In case of the absence of any officer of this Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors or the Chief Executive Officer may delegate the powers and duties of any such officer to any Director, officer or employee for the time being. Any officer may also delegate his powers and duties to any other officer or employee, to the extent indicated in the document or transmission describing the delegation.
ARTICLE VI
EXECUTION OF CHECKS AND OTHER INSTRUMENTS
SECTION 1.    The funds of this Corporation shall be deposited in such bank or banks of deposit as shall be designated or authorized by the Board of Directors or the Chief Financial Officer or Treasurer and in the name of Kellogg Company or such other name as the Board of Directors may designate. All checks, drafts or orders drawn against funds on deposit in any such bank shall be signed by such person or persons as may be authorized by the Board of Directors by a proper resolution or the Chief Financial Officer or Treasurer.
SECTION 2.    All other instruments or contracts in writing involving the payment of money or of credit or liability of this Corporation, such as deeds, bonds, contracts, etc., shall be signed in the name of this Corporation by the Chairman of the Board, a Vice Chairman, the Chief Executive Officer, a Vice President (including appointed Vice Presidents) or by such other person or persons as may be authorized by the Board of Directors or Chief Executive Officer and may be attested, and the corporate seal affixed thereto by either the Secretary or an Assistant Secretary. In the absence of the Secretary and Assistant Secretary, or their inability to act, the Treasurer or Assistant Treasurer may affix the seal.
SECTION 3.    The Board of Directors, the Executive Committee or the Chief Executive Officer may authorize the execution of other instruments or contracts by such other officers, agents and employees as may be selected by them from time−to−time and with such limitations and restrictions as the authorization may require.
ARTICLE VII
CERTIFICATES OF STOCK
SECTION 1.    CERTIFICATES OF STOCK. Certificates representing shares of stock of the Corporation shall be in such form as is determined by the Board of Directors or shall be uncertificated, to the extent provided by resolutions of the Board of Directors. Notwithstanding the adoption of any such resolutions by the Board of Directors providing for uncertificated shares, to the extent required by law, every holder of stock of the Corporation represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares. Certificates for shares of stock shall be signed by the Chairman of the Board, the President or a Vice President,

and by the Secretary or an Assistant Secretary of this Corporation, both of whose signatures may be a facsimile, and shall be numbered and entered in appropriate records of this Corporation (which may be held by a Transfer Agent and Registrar described below) as they are issued. Each certificate shall exhibit the holder’s name and the number of shares evidenced thereby. They shall, in all respects, conform to the requirements of the law of the State of Delaware, and shall be otherwise in such form as may be prescribed by the Board of Directors.
SECTION 2.    LOST, STOLEN OR DESTROYED CERTIFICATES. If any person claims a certificate is lost, stolen or destroyed, a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed, upon compliance with any terms and conditions (such as a bond of indemnity) which this Corporation may prescribe.
ARTICLE VIII
TRANSFERS OF SHARES
SECTION 1.    TRANSFER OF SHARES. Shares of stock of this Corporation shall be transferred on the records of the Corporation (which may be held by a Transfer Agent and Registrar described below) by the owner thereof or his or her representative through the surrender and cancellation of a certificate or certificates for such share. Upon presentation and surrender of a certificate properly endorsed and payment of all taxes thereon, the transferee shall be entitled to a new certificate in place thereof if less than all shares represented by such surrendered certificate(s) were transferred.
SECTION 2.    REGISTRATION. One or more Transfer Agents and Registrars of the Corporation’s stock may be appointed by resolution of the Board of Directors for the transfer and registration of any class or classes of stock of this Corporation, and upon such appointment, no certificate for any such class of stock shall be issued or be valid for any purpose until countersigned by one such Transfer Agent and registered and countersigned by one such Registrar; provided, however, that the countersignature of such Transfer Agent may be a facsimile if such certificate is countersigned manually by a Registrar who shall be other than this Corporation or its employee.
ARTICLE IX
CORPORATE SEAL
SECTION 1.    CORPORATE SEAL. The corporate seal shall have inscribed thereon in the center the words “Corporate Seal” and the number “1922”, and in a circle around the margin the words
“Kellogg Company”
“Delaware”.

ARTICLE X
DIVIDENDS
SECTION 1.    DIVIDENDS. Dividends upon the stock of this Corporation shall be payable from funds lawfully available therefor at such times and in such amounts as the Board of Directors, or a committee thereof expressly authorized by resolution of the Board of Directors, may from time−to−time, direct.
ARTICLE XI
FISCAL YEAR
SECTION 1.    FISCAL YEAR. Unless otherwise provided by the Board of Directors, the fiscal year of this Corporation shall begin on the day after the Saturday closest to December 31 and end on the Saturday closest to December 31 of each year.
ARTICLE XII
INSPECTION OF BOOKS
SECTION 1.    INSPECTION OF BOOKS. Except to the extent otherwise required by law, the Certificate of Incorporation or these Bylaws, the Board of Directors shall determine, from time−to−time whether, and if allowed, when, and under what conditions and regulations, the stock ledger, books, records and accounts of this Corporation, or any of them, shall be open to the inspection of the shareowners, and the shareowners’ rights, if any, thereof.
ARTICLE XIII
MISCELLANEOUS
SECTION 1.    DESIGNATION OF ORDER. The Chief Executive Officer or the Board of Directors may designate any order of assignment of responsibility to apply within any specified group of officers where, as provided in these Bylaws, any such designation is to be made as to one or more of such officers. In the event that no such designation is made, the order of assignment within any specified group of officers will be according to the length of service of each particular officer in the specified office, with the officer serving the longest term within that particular office to be assigned first, and in his or her absence or incapacity, the officer serving the next longest term in that particular office to be assigned second, and so on.
SECTION 2.    VOTING SECURITIES OWNED BY THE CORPORATION. Notwithstanding anything to the contrary contained herein, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or Secretary or Assistant Secretary and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
SECTION 3.    RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
SECTION 4.    TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE XIV
AMENDMENT
SECTION 1.    AMENDMENT. Except to the extent otherwise provided in the Certificate of Incorporation, these Bylaws shall be subject to alteration, amendment of repeal, and new bylaws may be adopted (i) by the affirmative vote of the holders of not less than a majority of the voting power of all shares of the Voting Stock (as such term is defined in Article NINTH of the Certificate of Incorporation), voting together as a single class, at any regular or special meeting of the shareowners (but only if notice of the proposed change be contained in the notice to the shareowners of the proposed action), or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at any meeting of the Board of Directors at which there is a quorum present and voting; provided that any alteration, amendment of repeal made with respect to, or the adoption of, a new bylaw inconsistent with Article II, Section 2, or Article III, Section 1, Section 2, Section 5, or Section 7, or this Article XIV, Section 1 of these Bylaws, shall require, in the case of clause (i), the affirmative vote of the holders of not less than two−thirds of the voting power of all shares of the Voting Stock, or, in the case of clause (ii), the affirmative vote of Directors constituting not less than two−thirds of the Full Board.
ARTICLE XV
INDEMNIFICATION OF DIRECTORS, OFFICERS
EMPLOYEES AND AGENTS; INSURANCE
SECTION 1.    RIGHT TO INDEMNIFICATION. Each person who was or is made a party, or is threatened to be made a party to, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative (a) is or was a Director or officer of the Corporation or (b) is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such Proceeding is an alleged action or omission in an official capacity as a Director, officer, trustee, employee or agent or in any other capacity while serving as a Director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, trustee, employee or agent, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that if the Delaware General Corporation Law requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an “Undertaking”).
SECTION 2.    RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i), any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (ii) any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an

Undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareowners) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareowners) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise, shall be on the Corporation.
SECTION 3.    NON−EXCLUSIVITY OF RIGHTS; RELIANCE. The rights to indemnification and to the Advancement of Expenses conferred in this Article (a) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Bylaws, the Certificate of Incorporation, vote of shareowners or disinterested Directors, or otherwise and (b) cannot be terminated by the Corporation, the Board of Directors or the shareowners of the Corporation with respect to a person’s service prior to the date of such termination. The rights of an indemnitee to indemnification, advancement of expenses or otherwise under this Article shall vest at the time such person is elected or appointed a Director, officer, trustee, employee or agent, and no amendment, modification, alteration or repeal of this Article shall affect the rights of any indemnitee or his or her successors whose rights previously vested prior to the time of any such amendment modification, alternation or repeal without such person’s written consent.
SECTION 4.    INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
SECTION 5.    OTHER INDEMNIFICATION. The Corporation may, to the extent authorized from time−to−time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any Director, officer, employee or agent of the Corporation, whether or not acting in his or her capacity as such, or at the request of the Corporation, to the fullest extent of the provisions of this Article with respect to the indemnification and Advancement of Expenses of Directors and officers of the Corporation.

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